AMENDMENT TO
EXECUTIVE EMPLOYMENT CONTRACT
This Amendment to the Executive Employment Contract (“Agreement”) is made as of August 1, 2022 by and between Applied Blockchain, Inc. (the “Employer”) and Regina Ingel (the “Employee”).
WITNESSETH:
WHEREAS, the Employer and the Employee entered into an Executive Employment Contract on November 1, 2021 (the “Agreement”);
WHEREAS, the Employer and Employee desire to revise certain terms of the Agreement as discussed more fully in this Amendment (“Amendment”);
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:
1.    All terms and conditions of the Agreement between the Employee and the Employer shall remain in full force and effect except as expressly modified herein, and there shall be no modification of such terms and conditions except as expressly made herein.
2.    Paragraph 3 of the Agreement is hereby amended to change Employee’s title to be “Chief Marketing Officer.”
3.    Paragraph 8 of the Agreement is hereby amended to change the amount of the base annual salary to $185,000 and to further provide that the Employer and Employee may from time to time during the Term of the Agreement, review and adjust (but not downward) the base salary based upon Employee's performance, without the need for a formal Amendment to this Agreement.
IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to the Agreement as of the date first written above.

APPLIED BLOCKCHAIN, INC.    REGINA INGEL

By:
    Name:
    Title:

4874-2823-2996v.3